Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,880	$ 4,053	$ 5,933	$ 1,986	$ 4,161	$ 6,147
Undistributed Earnings	196	433	629	44	92	136

Income from Continuing Operations	$ 2,076	$ 4,486	$ 6,562	$ 2,030	$ 4,253	$ 6,283

Average Basic Shares Outstanding	11,699	25,933	37,632	12,395	25,892	38,287

Basic Earnings Per Share from Continuing Operations	$0.18	$0.17		$0.16	$0.16

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,911	$ 4,055	$ 5,966	$ 2,009	$ 4,202	$ 6,211
Undistributed Earnings	189	407	596	24	48	72

Income from Continuing Operations	$ 2,100	$ 4,462	$ 6,562	$ 2,033	$ 4,250	$ 6,283

Average Diluted Shares Outstanding	12,126	26,020	38,146	12,715	26,200	38,915

Diluted Earnings Per Share from Continuing Operations	$0.17	$0.17		$0.16	$0.16

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 2,076	$ 4,486	$ 6,562	$ 2,030	$ 4,253	$ 6,283

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	39	39
Performance shares	31	2	33	23	2	25

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(7)	(26)	(33)	(20)	(44)	(64)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 2,100	$ 4,462	$ 6,562	$ 2,033	$ 4,250	$ 6,283

Average Shares Outstanding for Basic EPS Calculation	11,699	25,933	37,632	12,395	25,892	38,287

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	245	245
Performance shares	195	16	211	147	15	162
Restricted share units	232	71	303	173	48	221

Average Shares Outstanding for Diluted EPS Calculation	12,126	26,020	38,146	12,715	26,200	38,915

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	September 30, 2007	September 30, 2006

Basic:
Class A	($0.01)	($0.06)
Class B	$0.00	($0.06)
Diluted:
Class A	$0.00	($0.07)
Class B	$0.00	($0.06)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,880	$ 4,053	$ 5,933	$ 1,986	$ 4,161	$ 6,147
Undistributed Earnings (Loss)	157	348	505	(802)	(1,674)	(2,476)

Net Income	$ 2,037	$ 4,401	$ 6,438	$ 1,184	$ 2,487	$ 3,671

Average Basic Shares Outstanding	11,699	25,933	37,632	12,395	25,892	38,287

Basic Earnings Per Share	$0.17	$0.17		$0.10	$0.10

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,911	$ 4,055	$ 5,966	$ 2,009	$ 4,202	$ 6,211
Undistributed Earnings (Loss)	150	322	472	(830)	(1,710)	(2,540)

Net Income	$ 2,061	$ 4,377	$ 6,438	$ 1,179	$ 2,492	$ 3,671

Average Diluted Shares Outstanding	12,126	26,020	38,146	12,715	26,200	38,915

Diluted Earnings Per Share	$0.17	$0.17		$0.09	$0.10

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the quarter ended September 30, 2007, all of the 808,000 average stock options outstanding were antidilutive, thus none of the stock options were included in the dilutive calculation. For the quarter ended September 30, 2006, 102,000 out of 1,589,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation.